Exhibit 1.01

CONFLICT MINERALS REPORT

This is the Conflict Minerals Report for Watts Water Technologies, Inc. and its subsidiaries (the “Company”) for calendar year 2021 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).  Terms used and not otherwise defined in this Conflict Minerals Report have the definitions provided in Rule 13p-1 and the instructions to the Securities and Exchange Commission’s Specialized Disclosure Report on Form SD.   Pursuant to guidance from the staff of the Securities and Exchange Commission, the Company is not required to obtain an independent private sector audit of this report for 2021.  All information contained in this report is unaudited.

INTRODUCTION

The Company’s strategy is to be a preferred supplier of differentiated products and systems that manage and conserve the flow of fluids and energy into, through and out of buildings in the residential and commercial markets of the Americas, Europe, and Asia-Pacific, the Middle East and Africa (APMEA). The Company classifies its many products into four universal product lines. These product lines are:

●	Residential & Commercial Flow Control Products- includes products typically sold into plumbing and hot water applications such as backflow preventers, water pressure regulators, temperature and pressure relief valves, thermostatic mixing valves and leak detection products. In 2021, residential & commercial flow control products accounted for approximately 53% of the Company’s total sales.

●	HVAC & Gas Products - includes commercial high-efficiency boilers, water heaters and heating solutions, hydronic and electric heating systems for under-floor radiant applications, custom heat and hot water solutions, hydronic pump groups for boiler manufacturers and alternative energy control packages, and flexible stainless steel connectors for natural and liquid propane gas in commercial food service and residential applications. (HVAC is an acronym for heating, ventilation and air conditioning.) In 2021, HVAC & gas products accounted for approximately 31% of the Company’s total sales.

●	Drainage & Water Re-use Products- includes drainage products and engineered rain water harvesting solutions for commercial, industrial, marine and residential applications. Drainage & water re-use products accounted for approximately 10% of the Company’s total sales in 2021.

●	Water Quality Products—includes point-of-use and point-of-entry water filtration, conditioning and scale prevention systems and monitoring and metering products for commercial, marine and residential applications. Water quality products accounted for approximately 6% of the Company’s total sales in 2021.

The Company has determined that many of the products that the Company manufactured or contracted to manufacture during calendar year 2021 contained one or more of the following minerals that are necessary to the functionality or production of those products: tin, tantalum, tungsten and gold (the “conflict minerals”). Specifically, the Company has determined that many of such products have brass or bronze components that contain tin or have electrical components that contain tin, tantalum, tungsten and/or gold.

Accordingly, the Company conducted in good faith a reasonable country of origin inquiry (“RCOI”) in accordance with Rule 13p-1.  The Company’s RCOI was reasonably designed to determine whether the conflict minerals contained in its products originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries”) or came from recycled or scrap sources.  As a result of its RCOI, the Company concluded that it had reason to believe that certain of its necessary conflict minerals may have originated in the Covered Countries.  In accordance with Rule 13p-1 and the instructions to Form SD, the Company undertook due diligence efforts on the source and chain of custody of the conflict minerals in its products that are necessary to the functionality or production of those products.

DUE DILIGENCE

Design of Due Diligence Framework

The Company designed its due diligence measures to be in conformity, in all material respects, with the criteria set forth in the internationally-recognized due diligence framework described in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 and related supplements for tin, tantalum and tungsten and for gold.

Due Diligence Measures Performed

The Company is a “downstream” consumer of necessary conflict minerals and is many steps removed from the “upstream” companies that smelt or refine conflict minerals.  The Company does not mine conflict minerals or directly purchase any conflict minerals from conflict mineral smelters or refiners.  The Company also does not have any direct suppliers that are located in any of the Covered Countries. Accordingly, the Company approached its conflict minerals due diligence efforts consistent with its position as a downstream company in the conflict minerals supply chain.

Establish Company Management Systems.  As part of its due diligence efforts, the Company established in 2013 an internal, cross-disciplinary conflict minerals working group to guide its conflict minerals compliance efforts and designated a conflict minerals program manager to coordinate its conflict minerals program implementation.  The conflict minerals working group includes the Company’s General Counsel.  The program manager provides periodic reports to the working group regarding the Company’s conflict minerals program performance and efforts.  In 2013, the Company also adopted a global Conflict Minerals Policy applicable to its suppliers of products and materials that form part of a bill of materials for a product sold by the Company.  A copy of this policy is available on the Company’s corporate website at http://www.wattswater.com/Suppliers.  The Company’s Conflict Minerals Policy includes a grievance mechanism, whereby concerns regarding compliance with the Company’s policy may be reported by telephone or online through the Company’s ethics hotline.  The Company has distributed training materials to its suppliers representing approximately 99% of the Company’s total spending on products, components or materials which contain conflict minerals that were necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company during 2021 (the “3TG Suppliers”). The training materials included an explanation of Rule 13p-1’s objective of furthering the humanitarian goal of ending the extremely violent conflict in the DRC, which has been partially financed by the exploitation and trade of conflict minerals originating in the DRC.  The training materials also provide an explanation of a reasonable country of origin inquiry and conflict minerals due diligence.  Finally, the training materials specifically communicate to 3TG Suppliers the Company’s expectation that these 3TG Suppliers support the Company’s public company reporting obligations by complying with the Company’s requests for information regarding the source and origin of any conflict minerals contained in materials or products supplied to the Company. The Company also makes a copy of the Company’s Conflict Minerals Policy available to its 3TG Suppliers.

Identify and Assess Risk in the Supply Chain.  To identify and assess risks regarding the source and origin of the conflict minerals in its supply chain, in 2021 the Company engaged Assent Compliance Inc. (“Assent”), a third-party service provider, to assist the Company in reviewing its supply chain. The Company provided an initial list of its 3TG Suppliers to Assent, together with part numbers for materials or components sourced from each supplier. Assent uploaded these details to its Assent Compliance Platform (the “Assent Platform”), an online web portal that allows Assent to generate product-specific requests for 3TG Suppliers to complete and upload a Conflict Minerals Reporting Template ("CMRT") directly to the Assent Platform for inclusion in Assent’s assessment. Through the Assent Platform, the Company contacted and conducted a survey of 558 3TG Suppliers using version 6.10 of the CMRT maintained by the Responsible Minerals Initiative ("RMI"). The Company requested that all 3TG Suppliers complete a CMRT and included video and written training and education resources to guide 3TG Suppliers on best practices and the use of the CMRT template and the Assent Platform. The Company followed up multiple times with unresponsive suppliers and tracked all supplier communications through the Assent Platform.

Strategy to Respond to Identified Risks. As part of identifying and assessing risk in its supply chain, the Company developed “red flags” designed to identify inconsistencies in its 3TG Suppliers’ responses to our survey or the risk that suppliers may be sourcing from the Covered Countries. The Assent Platform also validated supplier responses automatically based on pre-established criteria in order to identify certain risks. The Company reviewed supplier responses received from its 3TG Suppliers to identify those presenting red flags. The Company also followed up periodically with 3TG Suppliers who did not provide an initial response to our survey. During 2021, the Company’s conflict minerals program manager aggregated the results of the Company’s 3TG Supplier responses to the Company’s conflict minerals inquiries and shared those results with the Company’s conflict minerals working group as part of the Company’s conflict minerals risk-assessment efforts.

Independent Third-Party Audit of Smelter/ Refiner Due Diligence Practices. The Company does not have any direct supplier relationships with any tin, tantalum or tungsten smelters or gold refiners.  As a downstream company that is several layers removed in the supply chain from such smelters and refiners, the Company’s 2021 due diligence efforts relied on the Responsible Minerals Assurance Process (“RMAP”) led by the RMI. The RMAP uses an independent third-party audit to identify smelter sand refiners that have systems in place to assure sourcing of only conflict-free materials.

Report Annually on Supply Chain Due Diligence.  The Company has filed this Conflict Minerals Report as part of its Specialized Disclosure Report on Form SD for calendar year 2021.  The Company has also made a copy of this Conflict Minerals Report available on its corporate website at http://www.wattswater.com/Suppliers.

Results of Due Diligence Measures

Through the Assent Platform, the Company surveyed a total of 558 3TG Suppliers, approximately 77% of which replied. This represented a lower response rate than in previous years as a result of a significant increase in the number of suppliers surveyed. The Company surveyed 265 more suppliers in 2021 than in 2020, an increase of over 90%, following a comprehensive review and refinement of the Company’s supplier population targeted by the conflict minerals survey. Where a 3TG Supplier’s CMRT included the names and locations of smelters and refiners in that supplier’s conflict minerals supply chain, Assent validated such data by comparing it against the most recent list of known conflict minerals smelters and refiners published by the RMI and to other available information. Assent’s data validation process is designed to increase the accuracy of submissions and identify any contradictory answers in the CMRTs. If a supplier indicated that a facility was certified as conflict-free, Assent confirmed that the facility was listed on RMI’s list of validated conflict-free smelters and refiners of 3TGs. The Company’s 3TG Suppliers identified a total of 334 smelters and refiners that appear on the lists maintained by RMI. Of these 334 smelters and refiners, 230 are validated as conflict-free by RMI or a cross-recognized initiative. Furthermore, based on information provided by RMI, 18 smelters or refiners have agreed to undergo, or are currently undergoing, a third-party audit. The 334 smelters and refiners identified by our 3TG Suppliers are listed on Appendix A to this Report.

After reviewing the smelter and refiner information received from its suppliers through its RCOI and due diligence efforts, the Company determined that, in a majority of cases, the smelter and refiner information the Company received was provided by its 3TG Suppliers at a company level or divisional level, meaning that this information may not apply specifically to the products, components or materials purchased by the Company from these suppliers. In addition, some of the Company’s suppliers who responded to the Company’s survey did not provide smelter or refiner information, so the Company’s supply chain may contain additional smelters and refiners that have not yet been identified. Accordingly, the Company concluded that it did not receive sufficient information from its 3TG Suppliers to determine with certainty all of the facilities used to process the conflict minerals contained in its products, the country of origin of the conflict minerals contained in its products or the location of the mines from which such conflict minerals originated.

PRODUCT DESCRIPTION

The Company’s four universal product lines containing conflict minerals are described in detail as follows:

●	Residential & Commercial Flow Control Products. The Company’s products typically sold into plumbing and hot water applications, such as backflow preventers; water pressure regulators; temperature and pressure relief valves; automatic control valves; gate, globe and check valves; thermostatic mixing valves; flow measurement valves; air separators; flow control valves; hydronic and steam heating products; tempering valves; manifolds; dielectric unions; gauges; strainers; water heater installation products and related accessories.

●	HVAC and Gas Products. The Company’s HVAC and electronic control products and related accessories, such as:

o	commercial high-efficiency boilers and water heaters, hydronic pump groups for boiler manufacturers and alternative energy control packages;

o	controls and accessories for boiler, steam and mixing; heat pumps; solar thermal systems; under-the-floor radiant heating applications; thermostats; zone heating and cooling controls; setpoint controls and snow melting controls; valves; actuators; timers; remote access controls; sensors and wire;

o	certain products in the Company’s gas appliance connector product line offerings for commercial food service and residential applications that are not made of stainless steel, including the Company’s portable outdoor gas connectors, foodservice moveable gas connectors, SnapFast bar locks, Safety Quick fittings and couplings; and

o	warm wire, heat weave mats, fittings, couplings and mini ball and balancing valves and manifolds.

●	Drainage & Water Re-Use Products. The Company’s drainage products and engineered rain water harvesting solutions for commercial, industrial, marine and residential applications, such as Raincycle® commercial rainwater harvesting systems; floor, trench and parking drains; floor sinks; pipe fusion systems; couplings; floor cleanouts; alarms and electronic components of pH monitoring systems.

●	Water Quality Products. The Company’s point-of-use and point-of-entry water filtration, reverse osmosis, conditioning and scale prevention systems for both commercial and residential applications that contain valves, pumps, adapters and electronic components, and electronic instrumentation and accessories used for monitoring water quality in a variety of applications.

IMPROVEMENTS TO DUE DILIGENCE FOR CALENDAR YEAR 2021

To improve its conflict minerals due diligence efforts for calendar year 2021, the Company took the following actions:

●	partnered with Assent to augment the Company’s 3TG Supplier survey process, including through leveraging the Assent Platform, supplier database and other resources to expand the scope and data validation capabilities of the Company’s conflict minerals survey process;

●	analyzed and refined the target supplier population for the Company’s conflict minerals survey process in order to improve accuracy and leverage Assent’s resources, including through the customization of supplier conflict minerals requests at the part-number level; and

●	provided enhanced video and written training and education resources to maximize participation by 3TG Suppliers in the Company’s conflict minerals survey process.

Appendix A

Metal	Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Volstok	RUSSIAN FEDERATION
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA